Tait, Weller & Baker LLP

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

First Investors Life Insurance Company

95 Wall Street

New York, NY  10005

We hereby consent to the use in the Post–Effective Amendment No. 24 to the Registration Statement on Form N-4 (file No. 33-33419) of our report dated March 7, 2008 relating to the December 31, 2007 financial statements of First Investors Life Variable Annuity Fund C and our report dated March 7, 2008 relating to the December 31, 2007 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.

/s/ Tait, Weller & Baker LLP

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 28, 2008